CODE OF ETHICS

                          NEVIS CAPITAL MANAGEMENT LLC

                               Dated March 1, 2004

                                 I. INTRODUCTION

         A. Fiduciary Duty. This Code of Ethics has been adopted by Nevis Capital Management LLC ("Nevis"). Nevis serves as an investment adviser to the Fund, an investment company registered under the Investment Company Act of 1940, as well as other clients (singularly a "Client" and together the "Clients"). Capitalized terms used in this Code are defined in the Code's Appendix.

         This Code is based on the principle that the Managing Members and officers of Nevis have a fiduciary duty to place the interests of Clients ahead of their own interests. The Code applies to all Access Persons and focuses principally on pre-clearance and reporting of personal transactions in Securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of Clients.

         As fiduciaries, Access Persons must at all times:

                  1. PLACE THE INTERESTS OF CLIENTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of Clients. An Access Person may not induce or cause a Client to take action, or not to take action, for personal benefit, rather than for the benefit of the Client. For example, an Access Person would violate this Code by causing a Client to purchase a Security he or she owned for the purpose of increasing the price of that Security.

                  2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, prerequisites, or gifts from persons seeking business with Nevis could call into question the exercise of an Access Person's independent judgment.

                  3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING THE REPORTING AND PRE-CLEARANCE REQUIREMENTS. Doubtful situations should be resolved in favor of Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

         B.       LEGAL REQUIREMENT.

         Rule 17j-1(b) under the 1940 Act and the principles in Section 206 of the Investment Advisers Act of 1940 make it unlawful for any Access Person, in connection with the purchase or sale by such person of a Security held or to be acquired by a Client:

                  1. To employ any device, scheme or artifice to defraud the Client;

                  2. To make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Client; or

                  4. To engage in any manipulative practice with respect to a Client.

                      II. PERSONAL SECURITIES TRANSACTIONS

         A.       PROHIBITED TRANSACTIONS.

                  1. Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances.

                           a. INSIDE INFORMATION. Any transaction in a Security
                  while in possession of material nonpublic information regarding the Security or the issuer of the Security;

                           b. MARKET MANIPULATION. Transactions intended to
                  raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

                           c. OTHERS. Any other transactions deemed by the
                  Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

         B.       PRE-CLEARANCE.

                  1. Pre-approval of Investments in Initial Public Offerings and Limited Offerings. All Investment Personnel shall obtain approval from the Compliance Officer before directly or indirectly acquiring a Beneficial Interest in any Securities in an initial public offering or an offering exempt from registration pursuant to Rules 504, 505 or 506 or under Sections 4(2) or 4(6) of the Securities Act of 1933.

         C.       EXEMPTIONS.

                  1. The following Securities Transactions are exempt from the pre-clearance requirements set forth in the Code:


                           a. MUTUAL FUNDS. Securities issued by any registered
                  open-end investment companies other than shares of the Fund;

                           b. NO KNOWLEDGE. Securities Transactions where
                  neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a director of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

                           c. CERTAIN CORPORATE ACTIONS. Any acquisition of
                  Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                           d. RIGHTS. Any acquisition of Securities through the
                  exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                           e. MISCELLANEOUS. Any transaction in the following:
                  (1) bankers' acceptances, (2) bank certificates of deposit,
                  (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

         D.       REPORTING REQUIREMENTS

                  1. INITIAL HOLDINGS AND ACCOUNTS REPORT. Any person who becomes an Access Person of Nevis must submit within 10 days of becoming an Access Person an initial holdings and accounts report to the Compliance Officer listing all Securities (including shares of the Fund) accounts and Securities (including shares of the Fund) that he or she holds in such accounts in which that Access Person (or Immediate Family member) has a Beneficial Interest. Access Persons must also identify the broker-dealer, dealer, custodian or other party that maintains Exempted Securities.

                  2. QUARTERLY REPORTING REQUIREMENTS. Every Access Person and members of his or her Immediate Family must submit to the Compliance Officer a report on a quarterly basis with respect to any transaction during the quarter in a Security (including shares of the Fund) in which the Access Person (or Immediate Family member) has a Beneficial Interest setting the forth the following information: (i) the date of the transaction; (ii) the title (and interest rate and maturity date, if applicable); (iii) the number of shares and principal amount; (iv) the nature of the transaction (e.g., purchase, sale); (v) the price of the Security; and (vi) the name of the broker, dealer or bank through which the trade was effected. The report must be received no later than 10 days after the end of the calendar quarter.

                  As an alternative to the quarterly report described above, an Access Person (or Immediate Family member) may arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction, a Duplicate Broker Report for each brokerage account in which such Access Person (or Immediate Family member) has a Beneficial Interest. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the information required to be in a quarterly report described above.

                  Every Access Person must also provide the name of the broker-dealer, bank, custodian or other party that maintains Exempted Securities during the quarter.

                  3. ANNUAL HOLDINGS AND ACCOUNTS REPORT. Every Access Person must submit an annual holdings and accounts report listing all Securities accounts and Securities in which that Access Person (or Immediate Family member) has a Beneficial Interest. The information in the annual holdings report must be current as of a date no more than 30 days before the report is submitted. The completed report should be submitted to the Compliance Officer within 30 days following the end of the calendar year.

                  Every Access Person must also provide the name of the broker-dealer, bank, custodian or other party that maintains Exempted Securities.

                  4. ANNUAL CERTIFICATION OF COMPLIANCE. Each Access Person must certify annually (by a date specified by and on the form designated by the Compliance Officer) that the Access Person:

                           a. Has received, read and understand this Code of
                  Ethics and recognizes that the Access Person is subject to the Code;

                           b. Has complied with all the requirements of this
                  Code of Ethics; and

                           c. Has disclosed or reported all personal securities
                  transactions, holdings and accounts required by this Code of Ethics to be disclosed or reported.

         E. BLACKOUT PERIODS. An Access Person may not purchase or sell a Security at a time when the Access Person intends or knows of another's intention to purchase or sell that Security or recommend the purchase or sale of such Security.

                              III. FIDUCIARY DUTIES

         A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Clients except to persons whose responsibilities require knowledge of the information.

         B. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to a Client or Nevis. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Client.

         C. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause a Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family member stands to benefit materially from an investment decision for a Client which the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Client (or, if the Access Person in question is a person with authority to make investment decisions for the Client, to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family member) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making investment decisions.

         D. SERVICE AS A DIRECTOR. No Investment Person may serve as a managing member of a publicly-held company absent prior written authorization by the Compliance Officer. This authorization will be based upon a determination that the board service would be consistent with the interests of Clients. If granted, this authorization normally will require that the affected Investment Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

         A. DUTIES OF COMPLIANCE OFFICER.

                  1. IDENTIFYING AND NOTIFYING ACCESS PERSONS. The Compliance Officer will identify each Access Person and notify each Access Person that the person is subject to this Code of Ethics, including the reporting requirements.

                  2. PROVIDING INFORMATION TO ACCESS PERSONS. The Compliance Officer will furnish all Access Persons with a copy of this Code and provide advice, with the assistance of counsel, about the interpretation of this Code.

                  3. REVIEW. The Compliance Officer will review the reports submitted by each Access Person to determine whether there may have been any transactions prohibited by this Code of Ethics. The Compliance Officer is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Managing Members of Nevis. The Managing Members are responsible for reviewing the results of any investigation of any reported or suspected violation of the Code.

         B. REMEDIES. The Compliance Officer and the Managing Members have the ultimate authority to determine whether you have violated the Code and, if so, the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. In making their determination, the Compliance Officer and the Managing Members shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation. If a determination is made that an Access Person has committed a violation of the Code, the Compliance Officer may impose sanctions and take other actions as it deems appropriate, including, but not limited to, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, termination of the employment of the violator for cause, or any other sanctions or remedial action required by law, rule or regulation. The Compliance Officer may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom.

         C. WAIVERS. The Compliance Officer, in consultation with the Managing Members, may grant an individual waiver to an Access Person from any requirement of this Code if together they determine that compliance with the requirement would impose an undue burden or hardship on the Access Person. The Compliance Officer shall maintain a log of each waiver granted that includes, among other things, the name of the Access Person, the particular requirement of the Code to which the waiver applies, the effective date of the waiver, and a summary of the reasons why the waiver was granted.

         D. REPORTS TO THE FUND.

                  1. REPORTS OF MATERIAL VIOLATIONS. The Board of the Fund will be informed on a timely basis of any material violation of this Code.

                  2. REPORTS OF MATERIAL CHANGES TO THE CODE. Nevis will promptly cause the Board of the Fund to be notified if Nevis makes any material change to this Code.

                  3. ANNUAL REPORTS. Nevis cause to be furnished to the Board of the Fund an annual written report. The report, at a minimum, will:

                           a. Describe any issues arising under the Code, or
                  under procedures implemented by Nevis to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to such material violations; and

                           b. Certify that Nevis has adopted procedures
                  reasonably necessary to prevent Access Persons from violating the Code.

                                V. RECORDKEEPING

                                    Beginning on the effective date of this
                  Code, Nevis will maintain, at its principal place of business, the following records, which shall be available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

         Nevis' Compliance Officer shall maintain:

                  1. a copy of Nevis' current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years, in an easily accessible place;

                  2. a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred, in an easily accessible place;

                  3. a copy of each report made by an Access Person pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Access Person, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided, the first two (2) years in an easily accessible place;

                  4. a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports, in an easily accessible place;

                  5. a copy of each report to the Managing Members or the Board of the Fund for at least five (5) years after the end of the fiscal year in which that report was made, the first two (2) years in an easily accessible place; and

                  6.       the log required under "Waivers" for at least five
                           (5) years after the end of the fiscal year in which the relevant waivers were granted, in an easily accessible place.

                                                                     Appendix 1


                                   DEFINITIONS

         "ACCESS PERSON" means:

(1)      every Managing Member or officer of Nevis;

(2) every employee of Nevis who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client;

(3) every natural person in a control relationship with Nevis who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a security, prior to its dissemination or prior to the execution of all resulting trades; and

(4)      such other persons as the Compliance Officer shall designate.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(a)(1) under the 1940 Act.

         "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean the Portfolio Manager, any employees who are authorized to make investment decisions for Clients, and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to the Portfolio Manager or who helps execute the Portfolio Manager's decisions.

         "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

         "CODE" means this Code of Ethics, as it may be amended from time to time.

         "COMPLIANCE OFFICER" means the Compliance Officer of Nevis or, with respect to any trading activities by the Compliance Officer, an appropriate person designated by the Compliance Officer.

         "DUPLICATE BROKER REPORT" means the confirmation of a transaction or periodic statements provided by any broker, dealer, or bank that effects any Securities Transaction for each brokerage account in which such Access Person (or Immediate Family member) has a Beneficial Interest.

         "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "EXEMPTED SECURITY" means (1) direct obligations of the U.S. Government, (2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, (3) shares of an open-end investment company other than the Fund, (4) transactions which an Access Person has no direct or indirect influence or control and (5) any Security exempt from the pre-clearance requirement of Section II of the Code.

         "FUND" means the Nevis Fund, Inc.

         "BOARD" means the Board of Directors of the Fund.

         "NEVIS" means Nevis Capital Management LLC

         "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

         child                              grandparent                         son-in-law
         stepchild                          spouse                              daughter-in-law
         grandchild                         sibling                             brother-in-law
         parent                             mother-in-law                       sister-in-law
         stepparent                         father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "1940 ACT" means the Investment Company Act of 1940, as amended.

         "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of Clients.

         "SEC" means the Securities and Exchange Commission.

         "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

         "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

         "CLIENT" means any person for which Nevis serves as investment adviser.

         "MANAGING MEMBERS" means the governing members of the Adviser as defined in the Adviser's organizational agreement.

                                                                      APPENDIX 2

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS



         I acknowledge that I have received the Code of Ethics dated __________, and certify that:

                  1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

                  2. In accordance with Section II.D. of the Code of Ethics, I will report or have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting.

                  3. I have listed on Appendix 3 of this form all accounts and securities in which I have, or any member of my Immediate Family has, any Beneficial Interest.

                  4. I will comply or have complied with the Code of Ethics in all other respects.

                  5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.



                                           -------------------------------------
                                           Access Person's Signature

                                           -------------------------------------
                                           Print Name
Date:____________________

                                                                     APPENDIX 3


            PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM (FOR USE AS AN INITIAL OR ANNUAL HOLDINGS AND ACCOUNTS REPORT)


         PURSUANT TO SECTION II.D. OF THE CODE OF ETHICS, PLEASE LIST ALL SECURITIES ACCOUNTS AND SECURITIES HOLDINGS FOR EACH SECURITIES ACCOUNT IN WHICH YOU OR YOUR IMMEDIATE FAMILY MEMBER HAS BENEFICIAL INTEREST. WITH RESPECT TO EXEMPTED SECURITIES, YOU NEED ONLY PROVIDE THE INFORMATION REQUIRED BY SECTION II BELOW.

Is this an Initial or Annual Report?        ____________________

Name of Access Person               ____________________

Name of Account Holder:             ____________________

Relationship to Access Person:      ____________________

I.       SECURITIES HOLDINGS:
Attach to this Report your most recent account statement and/or list Securities held below:

         Name of Security           Quantity         Principal Amount          Name of Broker/Dealer/Bank
         ----------------         -----------        --------------          --------------------------

1.
2.
3.
4.
(Attach separate sheets as necessary)



II.      SECURITIES ACCOUNTS:

         Account Name    Account Number     Date Acct. Opened       Name of Broker/Dealer/Bank
         ------------    --------------     -----------------       --------------------------

1.
2.
3.
4.
(Attach separate sheets as necessary)

         I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.

-----------------------
Access Person Signature

-----------------------                                   ---------------------
Print Name                                                Date

                                                                      Appendix 4

                         REPORT OF SECURITY TRANSACTIONS
                       FOR QUARTER ENDED _______________

Transactions in Exempted Securities need only comply with Section II below.

I.       SECURITIES HOLDINGS:

Disclose all securities transactions for the period covered by this Report:

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
                                                        Price at                   Bought
   Name/Description of       Number       Date of         Which      Principal    Or Sold            Name of
        Security*            Shares     Transaction     Effected      Amount                 Broker/Dealer/Bank/Custodian
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------

-------------------------- ----------- --------------- ------------ ------------ ----------- -------------------------
*Please disclose the interest rate or maturity date, if applicable.

II.      SECURITIES ACCOUNTS:

Provide the information below for each Exempt Security in which you have a Beneficial Interest:

If Yes, please complete the following:

---------------------------------------- -------------------------------------- --------------------------------------
                                                        Date of
    Name of Broker, Bank, Custodian                 Account Opening                        Account Number
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

III.     CERTIFICATION

_____ The above is a record of every transaction in a security or account opened which I had, or in which I acquired, any direct or indirect beneficial ownership during the period indicated above.

_____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all transactions executed and that disclose the information required above, and notice of any accounts opened, during the period covered by this Report.

_____    I have nothing to report for the period covered by this Report.

Date:________________________           Signature:_____________________________

                                                                      APPENDIX 5

                   INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)

         The Code of Ethics for Nevis Capital Management LLC requires any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Investment Person to be pre-cleared. A record of the rationale supporting the pre-clearance of such transactions must be completed and retained for a period of 5 years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.



Name of Investment Person:          _________________________________

Date of Request:                    _________________________________

Name of IPO / Private Placement:    _________________________________

Date of Offering:                   _________________________________

Number of Shares/Interests          _________________________________

Price:                              _________________________________

Name of Broker/Dealer/Bank          _________________________________


___ I have cleared the IPO / Private Placement transaction described above.

         Reasons supporting the decision to approve the above transaction:






                                            ------------------------------------
                                            Name of Compliance Officer


                                            ------------------------------------
                                            Signature of Compliance Officer

                                            ------------------------------------
                                            Date